Exhibit 99.1

SLC Student Loan Trust - I
Statement to Note Holders
As of and for the month ended August 31, 2004

Pursuant to Section 11.04 of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer's knowledge.

(a) The amount of payments with respect to each Class paid with respect to principal during August 2004;

Class	Principal Paid
A-1	$0.00
A-2	$0.00
A-3	$0.00
A-4	$0.00
A-5	$0.00
A-6	$0.00
A-7	$0.00
B-1	$3,500,000.00
B-2	$2,000,000.00

(b) The amount of payments with respect to each Class paid with respect to interest during August 2004;

Class	Interest Paid
A-1	$59,477.63
A-2	$58,682.42
A-3	$61,455.46
A-4	$69,331.50
A-5	$68,753.56
A-6	$70,059.72
A-7	$72,083.76
B-1	$18,977.10
B-2	$13,024.48

(c) The amount of payments allocable to any Noteholders' Auction Rate Interest Carryover (for each Class of Auction Rate Notes only), together with any remaining outstanding amount of each thereof;

Interest Carryover
Auction Rate Notes	$0.00

(d) The principal balance of financed student loans as of August 31, 2004;

Principal Balance of Financed Student Loans $391,277,598.15

(e) The aggregate outstanding amount of the Notes of each Class as of August 31, 2004, after giving effect to payments allocated to principal reported under clause (a) above;

Class	Principal Outstanding
A-1	$50,975,000.00
A-2	$50,975,000.00
A-3	$50,975,000.00
A-4	$55,025,000.00
A-5	$56,300,000.00
A-6	$56,300,000.00
A-7	$56,175,000.00
B-1	$11,750,000.00
B-2	$8,150,000.00

(f) The interest rate for the applicable Class of Notes with respect to each payment referred to in clause (b) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction rate (for each Class of the Auction Rate Notes only) as of August 31, 2004;

	Calculation Method
	(Actual Method in Bold)
Class	Net Loan Rate	Auction Rate
A-1	N/A	1.6300%
A-2	N/A	1.6500%
A-3	N/A	1.6700%
A-4	N/A	1.6700%
A-5	N/A	1.7300%
A-6	N/A	1.6490%
A-7	N/A	1.6500%
B-1	N/A	1.7500%
B-2	N/A	1.7900%

(g) The amount of the Servicing Fees paid by the Trust during August 2004;

Servicing Fees	$39,861.25

(h) The amount of the Administration Fee, Broker/Dealer Fee, Auction Agent Fee and Trustee Fee, paid by the Trust during August 2004;

Administration Fee	$1,226.50
Broker/Dealer Fee	$78,190.99
Auction Agent Fee	$0.00
Trustee Fee	$0.00

(i) The amount of Net Losses, if any, during August 2004 and any recoveries of principal and interest received during August 2004 relating to the financed student loans for which Net Losses were previously allocated;

Net Losses	$0.00
Recoveries	$4,220.82

(j) The amount of the payments attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund during August 2004 and the balance of the Reserve Fund as of August 31, 2004;

	Payments	Withdrawals	Balance
Reserve Fund	$6,223.52	$0.00	$5,837,085.18

(k) The portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

The portion of payments attributable to the Acquisition Fund	$0.00

(l) The aggregate amount, if any, paid by the Trustee to acquire eligible loans from amounts on deposit in the Acquisition Fund during August 2004;

	Principal	Interest	Premium
Loan Acquisitions	$0.00	$0.00	$0.00

(m) The amount remaining in the Acquisition Fund that has not been used to acquire eligible loans and is being transferred for the redemption of the Notes;

Transfers from Acquisition Fund for the Redemption of the Notes $0.00

(n) The aggregate amount, if any, paid for the financed student loans purchased from the Trust during August 2004;

Loans sold from the Trust (principal, interest, and premium) $0.00

(o) The number and principal amount of the financed student loans ^, as of August 31, 2004, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) more than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guaranty Agency and which are awaiting payment;

		Principal	% of Total Principal
Delinquencies	Number of Loans	Outstanding	Outstanding
0 - 30 days	17,516	$299,238,338.96	76.5%
31 - 60 days	377	$7,017,453.06	1.8%
61 - 90 days	126	$2,254,140.30	0.6%
91 - 120 days	94	$1,584,459.51	0.4%
121 - 150 days	56	$1,072,528.12	0.3%
151 - 180 days	59	$1,096,498.94	0.3%
181 - 210 days	60	$1,141,452.85	0.3%
211 - 240 days	44	$850,203.26	0.2%
241 - 270 days	-	$0.00	0.0%
Claims to be filed	86	$1,427,558.03	0.4%
Claims filed	52	$806,761.18	0.2%

^Does not include loans in forbearance and deferment (Refer to item (q) for these loan amounts)

(p) The total Value of the Trust Estate and the outstanding principal amount of the Notes as of August 31, 2004;

Assets
Cash & Cash Equivalents*	$4,616,940.26
Student Loan Receivables	$391,277,598.15
Reserves	$5,837,085.18
Other Loan Receivables	$4,356,007.51

Total Assets	$406,087,631.10

Liabilities
Class A-1	$50,975,000.00
Class A-2	$50,975,000.00
Class A-3	$50,975,000.00
Class A-4	$55,025,000.00
Class A-5	$56,300,000.00
Class A-6	$56,300,000.00
Class A-7	$56,175,000.00
Class B-1	$11,750,000.00
Class B-2	$8,150,000.00
Accrued Liabilities	$603,780.32

Total Liabilities	$397,228,780.32

* The Trust had a cash release of $1,000,000 on August 23, 2004.

Parity Ratio (Notes Only)	102.39%
Parity Ratio (All Liabilities)	102.23%
Parity Ratio (Senior Liabilities)	107.79%

(q) The number and percentage by dollar amount of (i) rejected federal reimbursement claims for the financed student loans, (ii) the financed student loans in forbearance and (iii) the financed student loans in deferment as of August 31, 2004.

		Principal	% of Total Principal
Delinquencies	Number of Loans	Outstanding	Outstanding
Rejected Claims	0	$0.00	0.0%
Loans in Forbearance	1,281	$28,313,445.61	7.2%
Loans in Deferment	2,454	$46,478,058.33	11.9%

A copy of the statements referred to above may be obtained by any Note Holder by a written request to the Trustee, addressed to its Corporate Trust Office.